UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 19, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
Financial Presentation
This Current Report on Form 8-K (this “Current Report”) is filed by Comverse Technology, Inc. (“CTI and together with its subsidiaries, the “Company”) to present the Company's recast consolidated financial statement information and CTI Parent Company condensed financial statement information as of the dates and for the fiscal years presented to reflect the results of operations and the assets and liabilities of Comverse, Inc. (“Comverse”), formerly a CTI wholly-owned subsidiary, and Starhome B.V. (“Starhome”), formerly a CTI majority-owned subsidiary, as discontinued operations. In addition, because the Company, as a result of the discontinued operations, is recasting the financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2012 (the "2011 Form 10-K"), the Company has presented consolidated statements of comprehensive loss to reflect the retrospective effect of the adoption of the updated guidance issued by the Financial Accounting Standards Board (the "FASB") in June 2011 and has retrospectively adjusted its consolidated balance sheet as of January 31, 2012 to reflect changes to provisional purchase price allocation for several acquisitions completed during the fiscal year ended January 31, 2012 by Verint Systems Inc. (“Verint”), CTI's majority owned subsidiary, as more fully explained below. The recast financial statement information presentation is included in Exhibit 99.1 hereto and is incorporated by reference herein. Except for the Share Distribution (as defined below) and the Starhome Disposition (as defined below) and as otherwise disclosed in this Current Report or Exhibit 99.1 hereto, the information presented does not give effect to events that occurred subsequent to the filing of the 2011 Form 10-K.
Explanatory Note
On August 1, 2012, CTI, certain other shareholders of Starhome and Starhome entered into a Share Purchase Agreement (the “Starhome Share Purchase Agreement”) with Fortissimo Capital Fund II (Israel), L.P., Fortissimo Capital Fund III (Israel), L.P. and Fortissimo Capital Fund III (Cayman), L.P. (collectively, “Fortissimo”) pursuant to which Fortissimo agreed to purchase all of the outstanding share capital of Starhome (the “Starhome Disposition”). On September 19, 2012, CTI contributed to Comverse its interest in Starhome, including its rights and obligations under the Starhome Share Purchase Agreement. The Starhome Disposition was completed on October 19, 2012.
On October 31, 2012, CTI completed its previously announced spin-off of Comverse as an independent, publicly-traded company, accomplished by means of a pro rata distribution of 100% of Comverse's outstanding common shares to CTI 's shareholders (the “Share Distribution”). CTI no longer holds any of Comverse's outstanding capital stock, and Comverse is an independent publicly-traded company.
As a result of the Starhome Disposition and the completion of the Share Distribution, in CTI's Quarterly Report on Form 10-Q for the quarter ended October 31, 2012 (the “Q3 Form 10-Q”), the results of operations of Starhome and Comverse were included in discontinued operations, less applicable income taxes, as a separate component of net income (loss) in the Company's condensed consolidated statements of operations for all periods presented and the assets and liabilities of Starhome and Comverse were included in discontinued operations as separate components to the Company's condensed consolidated balance sheets as of all dates presented. In this Current Report, the Company is presenting recast financial statements and financial information as of the dates and for the fiscal years presented in the 2011 Form 10-K consistent with the presentation included in its Q3 Form 10-Q.
The Company adjusted provisional purchase price allocations for several acquisitions completed by Verint during the fiscal year ended January 31, 2012 resulting from additional information obtained about facts and circumstances that existed as of the respective acquisition dates.  Accordingly, the consolidated balance sheet as of January 31, 2012 presented in Exhibit 99.1 has been recast to reflect the impact of these adjustments.  These adjustments resulted in decreases in (i) goodwill of $2.9 million, (ii) intangible assets, net of $0.6 million, (iii) accounts payable and accrued expenses of $0.2 million, and (iv) long-term deferred income tax liabilities of $3.1 million and a $0.2 million increase in long-term deferred tax assets.
In June 2011, the FASB issued guidance on the presentation of comprehensive income in financial statements. Entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive statements. The Company adopted this standard as of February 1, 2012, and now presents net income and other comprehensive income in two separate, consecutive statements in its consolidated financial statements. In this Current Report, the Company is retrospectively applying the FASB's guidance by presenting separate statements of comprehensive income for the fiscal years ended January 31, 2012, 2011 and 2010 consistent with the presentation included in its Q3 Form 10-Q.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

99.1
Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations comprising Items 6 and 7 of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2012. Financial Statements and Financial Statement Schedules comprising Item 8 and Item 15(a)(2) of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2012.

101.1
The following materials from the Registrant's Current Report on Form 8-K formatted in XBRL (eXtensible Business Reporting Language) include:  (i) the Consolidated Balance Sheets; (ii) the Consolidated Statements of Operations; (iii) the Consolidated Statements of Comprehensive Loss; (iv) the Consolidated Statements of Equity; (v) the Consolidated Statements of Cash Flows; (vi) Notes to Consolidated Financial Statements; (vii) Financial Schedule I and (viii) Financial Schedule II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

December 19, 2012	By:	/s/ Joel E. Legon
Joel E. Legon
Senior Vice President, Interim Chief Financial Officer

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